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                                                                  EXHIBIT (23.1)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, File No. 333-20893) of Jones Medical Industries, Inc. and in the related Prospectus of our report dated February 14, 1997 with respect to the financial statements and schedule of Jones Medical Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-40184) pertaining to the 1982 Incentive Stock Option Plan and the 1989 Incentive Stock Option Plan of Jones Medical Industries, Inc. of our report dated February 14, 1997 with respect to the consolidated financial statements and schedule of Jones Medical Industries, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-15879) pertaining to the 1994 Formula Stock Option Plan for Non-Management Directors and the 1994 Incentive Stock Plan of Jones Medical Industries, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Jones Medical Industries, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                               ERNST & YOUNG LLP

St. Louis, Missouri
March 10, 1997